Exhibit 10 (c)

THIRD AMENDMENT TO THE

FIRST AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP OF

SAUL SUBSIDIARY II LIMITED PARTNERSHIP

THIS THIRD AMENDMENT TO THE FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF SAUL SUBSIDIARY II LIMITED PARTNERSHIP (this “Third Amendment”) is made as of December 20, 2006.

WHEREAS, the General Partner has determined it is in the best interests of all of the Partners to increase the percentage rate of the Guaranteed Payment made under Article 5 of the First Amended and Restated Agreement of Limited Partnership of Saul Subsidiary II Limited Partnership (the “Agreement”), and to clarify the method by which such Guaranteed Payment is calculated; and

WHEREAS, the Limited Partner agrees to such increase and clarification; and

WHEREAS, the General Partner and Limited Partner desire to amend the Agreement to accomplish the same;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

1. The first sentence of the definition of “Guaranteed Payment” is hereby amended in its entirety to read as follows: “Guaranteed Payment” means an amount equal to the product of (x) 9.0 percent (on a quarterly basis) and (y) the invested capital (as hereinafter defined) as of the last day of a calendar quarter of the Partner to whom a Guaranteed Payment is being made under Section 5.2.”

2. The definition of “Guaranteed Payment” is hereby further amended by adding to the end thereof the following: “It is the intent hereof that Guaranteed Payments shall be determined on the basis of invested capital as the same may change from time to time. Accordingly, to the extent the same has not previously been done, the invested capital in item (y) of the first sentence of this definition shall be changed each quarter, as necessary, starting with the last calendar quarter of 2006, to reflect any changes in the cash and Net Asset Value of the assets of the Partnership as of the date of each calculation of a Guaranteed Payment.”

3. Except as herein amended, the Agreement is hereby ratified, confirmed and reaffirmed for all purposes and in all respects.

IN WITNESS WHEREOF, the General Partner and Limited Partner have executed this Third Amendment effective for all purposes as of the date first above written.

GENERAL PARTNER:

SAUL CENTERS, INC., a Maryland corporation

By:	/s/
Name:	B. Francis Saul III
Title:	President

LIMITED PARTNER:

SAUL HOLDINGS LIMITED PARTNERSHIP
By: Saul Centers, Inc., general partner

By:	/s/
Name:	B. Francis Saul III
Title:	President